Exhibit 99.1
   ALLIS-CHALMERS ENERGY INC.

PRESS RELEASE	Contact:	Victor M. Perez, CFO 713-369-0550
ALLIS-CHALMERS ENERGY REPORTS
FOURTH QUARTER AND FULL YEAR 2009 RESULTS
HOUSTON, TEXAS, March 2, 2010 — Allis-Chalmers Energy Inc. (NYSE: ALY) reported a net loss attributed to common stockholders for the fourth quarter of 2009 of $9.5 million, or $0.13 per diluted share, after preferred stock dividend, compared to a net loss of $70.4 million, or $2.00 per diluted share in the fourth quarter of 2008. Results for the fourth quarter of 2008 include a $115.8 million non-cash impairment of goodwill charge. Revenues for the fourth quarter of 2009 decreased 29.1% to $128.6 million compared to $181.4 million for the fourth quarter of 2008.
Allis-Chalmers reported a net loss attributed to common stockholders for the full year ended December 31, 2009 of $22.5 million, or $0.42 per diluted share, after preferred stock dividend, compared to a net loss of $39.5 million, or $1.13 per diluted share for the full year ended December 31, 2008. Revenues for 2009 decreased 25.1% to $506.3 million compared to $675.9 million for 2008.
Results for the year ended December 31, 2009 include a pre-tax gain of $26.4 million on debt extinguishment associated with the repurchase of $74.8 million of senior notes in June 2009 and non-routine and restructuring charges totaling $6.5 million. These charges include $3.5 million in restructuring charges consisting of severance payments and the closing of certain yard locations, and a $3.0 million non-cash loss on asset dispositions and inventory writedowns. Results for 2008 include a $115.8 million charge for the impairment of goodwill.
The decrease in revenues and net income in the fourth quarter and the full year 2009, as compared to the fourth quarter and the full year 2008, excluding the impact of the goodwill charge in 2008, was due primarily to the drop in the U.S. rig count, reduced equipment utilization and increased pricing competition during 2009.
Adjusted EBITDA was $21.2 million for the fourth quarter of 2009, compared to $41.6 million for the fourth quarter of 2008. For the year ended December 31, 2009 Adjusted EBITDA was $84.9 million compared to $177.1 million for the year ended December 31, 2008. Adjusted EBITDA in 2009 does not include the $26.4 million pre-tax gain on debt extinguishment and certain non-routine and restructuring charges, and for 2008 does not include the $115.8 million goodwill impairment charge. EBITDA and Adjusted EBITDA are non-GAAP financial measures that are not necessarily comparable from one company to another. Additional information and a reconciliation of GAAP net income to EBITDA and Adjusted EBITDA are provided later in this release.
Weighted average shares of common stock outstanding on a diluted basis increased to 71.0 million for the fourth quarter of 2009 compared to 35.2 million for the fourth quarter of 2008. For the year ended December 31, 2009, weighted average shares of common stock outstanding on a diluted basis were 53.7 million compared to 35.1 million for the year ended December 31, 2008.
Micki Hidayatallah, Allis-Chalmers’ Chairman and Chief Executive Officer stated, “Our total revenues increased sequentially in each of the past two quarters, increasing in the fourth quarter by $8.6 million, or 7.2%, compared to the third quarter of 2009. Most notably, revenues for our Oilfield Services segment increased in the fourth quarter by 18.3%, compared to the third quarter of 2009. While the domestic pricing environment remains competitive, we have begun to successfully increase prices in certain service lines. With the improvement of the U.S. rig count we are also seeing the benefits of our strategy to redeploy assets and resources to the areas with the greatest growth potential such as the Haynesville, Marcellus and Eagle Ford shales and we are benefitting from our strong presence in the directional and horizontal drilling market in these areas. As the market improves we expect to realize the benefits in 2010 and 2011 of the investments in new equipment made in 2008 such as new coil tubing equipment, casing running tools and downhole directional equipment. While we were disappointed in the results of our Rental Services segment in the fourth quarter, we have seen notable improvement in revenues and improved pricing for certain rental items in 2010. We have also redeployed certain Rental and Oilfield Services assets to Brazil, Colombia, Mexico, Saudi Arabia and Egypt.”
Mr. Hidayatallah continued, “Our Drilling and Completion segment, with operations in Argentina, Brazil and Bolivia experienced a modest increase in revenues as we began to see improvements in utilization in Argentina. In the fourth quarter we mobilized two drilling rigs from Argentina to Brazil where we expect to grow our operations, not only for contract drilling, but also rental services and other oilfield services. In February 2010 we began a one year contract in Bolivia for a 3000hp drilling rig mobilized from Argentina. This is in addition to the 3000hp rig currently operating in Bolivia. We have also executed an additional contract for a 2000hp rig in Bolivia to commence operations in April of this year. We believe the improved pricing for oil and natural gas in Argentina will result in significantly improved utilization and pricing of our equipment in 2010, and we will benefit from the redeployment of rigs to Brazil and Bolivia from Argentina.”

Segment Results for Fourth Quarter 2009
•
Oilfield Services. Revenues for our Oilfield Services segment were $37.7 million for the three months ended December 31, 2009; a decrease of 46.8% compared to $70.9 million in revenues for the three months ended December 31, 2008. Income from operations increased to $1.0 million in the fourth quarter of 2009 compared to a loss from operations of $1.6 million in the fourth quarter of 2008. Results for the fourth quarter of 2008 include a non-cash goodwill impairment charge of $9.4 million. Depreciation and amortization expense for the Oilfield Services segment increased by $731,000 or 10.4% in the fourth quarter of 2009 compared to the fourth quarter of the previous year, due to capital expenditures completed during 2008, including six coiled tubing units delivered in the last half of 2008. We have not fully realized the benefits of these capital expenditures due to decreased utilization and pricing of our equipment as a result of the decline in U.S. drilling activity in 2009.

•
Drilling and Completion. Revenues for the quarter ended December 31, 2009 for the Drilling and Completion segment were unchanged at $80.7 million compared to revenues for the quarter ended December 31, 2008. Income from operations decreased to $4.8 million in the fourth quarter of 2009 compared to $10.6 million in the fourth quarter of 2008. This reduction was due to: (1) reduced rig utilization and rig rates in Argentina; (2) increased labor and other costs in Argentina; and (3) an increase of $2.1 million, or 52.2% in depreciation and amortization. The increase in depreciation and amortization expense was the result of the addition of new rigs in Argentina and the acquisition of BCH in Brazil in December 2008.

•
Rental Services. Revenues for the quarter ended December 31, 2009 for the Rental Services segment were $10.2 million, a decrease from $29.8 million in revenues for the quarter ended December 31, 2008. The loss from operations was $3.2 million in the fourth quarter of 2009 compared to a loss from operations of $98.4 million in the fourth quarter of 2008. Results for the fourth quarter of 2008 include a non-cash goodwill impairment charge of $106.4 million. Our Rental Services segment revenues and operating income for the fourth quarter of 2009 decreased compared to the prior year due to the decrease in utilization of our rental equipment and a more competitive pricing environment resulting from a decrease in drilling activity in the U.S. in 2009. Depreciation and amortization expense for our Rental Services segment decreased $758,000, or 9.5%, in the fourth quarter of 2009 compared to the fourth quarter of 2008.

Conference Call
Allis-Chalmers has scheduled a conference call to be held on Tuesday, March 2, 2010 at 10:00 am Eastern time, 9:00 am Central time. The call will be web cast live on the Internet through the Investor Relations page on the Allis-Chalmers’ website. To participate by telephone, call (888) 771-4350 domestically or (847) 585-4343 internationally ten minutes prior to the start time. The confirmation number is 26449658. Participants may pre-register for the call at the following link and will be issued a new phone number and a PIN number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.
https://www.conferenceplus.com/confcenter/PinCode/Pin_Code.aspx?100185&o=UhCcciBuABEOOK
A telephonic replay will be available through March 9, 2010 and may be accessed by calling (888) 843-8996 domestically or (630) 652-3044 internationally, and using the passcode 9337054. The call will be available for replay through Allis-Chalmers’ website.
About Allis-Chalmers
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield services company. Allis-Chalmers provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, Arkansas, Pennsylvania, Oklahoma, New Mexico, offshore in the Gulf of Mexico, and internationally, primarily in Argentina, Brazil, Mexico and Bolivia. Allis-Chalmers provides directional drilling services, casing and tubing services, underbalanced drilling, production and workover services with coiled tubing units, rental of drill pipe and blow-out prevention equipment, and international drilling and workover services. For more information, visit our website at http://www.alchenergy.com or request future press releases via email at http://www.b2i.us/irpass.asp?BzID=1233&to=ea&s=0.
Forward-Looking Statements
This press release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Allis-Chalmers’ business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of our management, such statements can only be based on facts and factors that our management currently knows. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which Allis-Chalmers operates, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation.
Further information about the risks and uncertainties that may affect our business are set forth in our most recent filings on Form 10-K (including without limitation in the “Risk Factors” section) and in our other SEC filings and publicly available documents. We urge readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Allis-Chalmers undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Use of EBITDA and Adjusted EBITDA & Regulation G Reconciliation
This press release contains references to EBITDA, a non-GAAP financial measure that complies with federal securities regulations when it is defined as net income (the most directly comparable GAAP financial measure) before interest, taxes, depreciation and amortization. Allis-Chalmers defines EBITDA accordingly for the purposes of this press release. We also utilize Adjusted EBITDA as a supplemental financial measurement in the evaluation of our business. We have defined Adjusted EBITDA for the purposes of this press release to mean EBITDA plus stock compensation expense and adjusted for certain non-cash items and non-routine and restructure charges. However, EBITDA and Adjusted EBITDA, as used and defined by Allis-Chalmers, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other Income or cash flow statement data prepared in accordance with GAAP. However, we believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because these measures:
•
are widely used by investors in the energy industry to measure a company’s operating performance without regard to the items excluded from EBITDA, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;

•
help investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from our operating results; and

•	are used by our management for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting, as a component for setting incentive compensation, and to assess compliance with financial ratios.
There are significant limitations to using EBITDA and Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of recurring and non-recurring items that are excluded from EBITDA and materially affect net income or loss, results of operations, and the lack of compatibility of the results of operations of different companies. Reconciliations of these financial measures to net income, the most directly comparable GAAP financial measure, are provided in the table below.
Reconciliation of EBITDA and Adjusted EBITDA to GAAP Net Income

	For the Quarters		For the Years
	Ended		Ended
	December 31,		December 31,
($ in millions)	2009	2008	2009	2008

Net income	(8.8)	(70.4)	(21.2)	(39.5)
Depreciation and amortization	21.2	19.1	83.0	67.7
Impairment of goodwill (non-cash)	—	115.8	—	115.8
Interest expense, net	10.6	10.7	48.1	42.8
Income taxes	(3.1)	(35.3)	(9.9)	(17.4)

EBITDA	$19.9	$39.9	$100.0	$169.4
Stock compensation expense (non-cash)	1.2	1.7	4.8	7.9
Non-cash asset gains and losses (1)	(0.2)	—	(23.4)	(0.2)
Severance and restructure expenses	0.3	—	3.5	—

Adjusted EBITDA	$21.2	$41.6	$84.9	$177.1

(1)	For the 2009 year, includes gain on debt extinguishment of $26.4 million less $3.0 million loss on asset dispositions and inventory writedown.
Outlook & Guidance Based on Current Expectations:
These statements are forward-looking and actual results may differ materially. These statements do not include the potential effect of any future capital transactions, such as business combinations, divestitures and financings, which may be completed after the date of this press release. Any material change in market conditions in any of our business segments could affect guidance. Average shares outstanding are assumed to be 71.0 million shares for 2010 and 85.2 million in 2011, including 14.2 million shares for the convertible preferred stock in 2011. Income (loss) per share is after preferred stock dividend in 2010.

	Low	High	Low	High
($ in millions)	2010	2010	2011	2011
Revenues	$565.0	$615.0	$650.0	$700.0
EBIT (Earnings before Interest and Taxes)	$18.0	$32.0	$60.0	$83.0
Income (loss) per share	$(0.27)	$(0.16)	$0.13	$0.31

ALLIS-CHALMERS ENERGY INC
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenues	$128,629	$181,366	$506,253	$675,948

Operating cost and expenses
Direct costs	98,301	123,653	379,437	443,414
Depreciation and amortization	21,179	19,130	82,998	67,672
Selling, general and administrative expense	10,168	16,612	50,763	62,774
Loss on asset dispositions	(314)	—	1,602	(166)
Impairment of goodwill	—	115,774	—	115,774

Total operating costs and expenses	129,334	275,169	514,800	689,468

Loss from operations	(705)	(93,803)	(8,547)	(13,520)

Other income (expense)
Interest expense	(10,653)	(12,168)	(48,145)	(48,411)
Interest income	19	1,470	72	5,617
Gain on debt extinguishment	—	—	26,365	—
Other	(567)	(1,154)	(798)	(563)

Total other expense	(11,201)	(11,852)	(22,506)	(43,357)

Net loss before income taxes	(11,906)	(105,655)	(31,053)	(56,877)

Income tax benefit	3,061	35,271	9,863	17,413

Net loss	(8,845)	(70,384)	(21,190)	(39,464)

Preferred stock dividend	(637)	—	(1,302)	—

Net loss attributed to common stockholders	$(9,482)	$(70,384)	$(22,492)	$(39,464)

Net loss per common share:
Basic	$(0.13)	$(2.00)	$(0.42)	$(1.13)

Diluted	$(0.13)	$(2.00)	$(0.42)	$(1.13)

Weighted average shares outstanding:
Basic	70,983	35,193	53,669	35,052

Diluted	70,983	35,193	53,669	35,052

ALLIS-CHALMERS ENERGY INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)
ASSETS

Cash and cash equivalents	$41,072	$6,866
Trade receivables, net	105,059	157,871
Inventories	34,528	39,087
Deferred income tax asset	3,790	6,176
Prepaid expenses and other	13,799	15,238

Total current assets	198,248	225,238

Property and equipment, net	746,478	760,990
Goodwill	40,639	43,273
Other intangible assets, net	32,649	37,371
Debt issuance costs, net	9,545	12,664
Deferred income tax asset	22,047	3,993
Other assets	31,014	31,522

Total assets	$1,080,620	$1,115,051

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current maturities of long-term debt	$17,027	$14,617
Trade accounts payable	34,839	62,078
Accrued salaries, benefits and payroll taxes	22,854	20,192
Accrued interest	15,821	18,623
Accrued expenses	21,918	26,642

Total current liabilities	112,459	142,152

Deferred income tax liability	8,166	8,253
Long-term debt, net of current maturities	475,206	579,044
Other long-term liabilities	1,142	2,193

Total liabilities	596,973	731,642

Commitments and Contingencies

Stockholders’ Equity
Preferred stock	34,183	—
Common stock	714	357
Capital in excess of par value	422,823	334,633
Retained earnings	25,927	48,419

Total stockholders’ equity	483,647	383,409

Total liabilities and stockholders’ equity	$1,080,620	$1,115,051

ALLIS-CHALMERS ENERGY INC.
SEGMENT INFORMATION

	For the Three Months Ended		For the Years Ended
	December 31		December 31,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Revenue
Oilfield Services	$37,737	$70,889	$143,564	$280,835
Drilling and Completion	80,738	80,695	303,975	291,335
Rental Services	10,154	29,782	58,714	103,778

	$128,629	$181,366	$506,253	$675,948

Operating income (loss)
Oilfield Services	$1,010	$(1,575)	$(14,691)	$38,643
Drilling and Completion	4,802	10,630	19,222	40,226
Rental Services	(3,178)	(98,394)	140	(74,361)
General corporate	(3,339)	(4,464)	(13,218)	(18,028)

	$(705)	$(93,803)	$(8,547)	$(13,520)

Depreciation and amortization
Oilfield Services	$7,764	$7,033	$30,589	$24,725
Drilling and Completion	6,139	4,032	22,321	14,316
Rental Services	7,211	7,969	29,791	28,131
General corporate	65	96	297	500

	$21,179	$19,130	$82,998	$67,672

Capital expenditures
Oilfield Services	$1,949	$22,801	$11,357	$58,400
Drilling and Completion	7,618	7,886	58,393	73,362
Rental Services	1,188	5,850	8,230	22,550
General corporate	46	96	87	156

	$10,801	$36,633	$78,067	$154,468